UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 23, 2003

Mercury Interactive Corporation

(Exact name of registrant as specified in its chapter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1325 Borregas Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 822-5200

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS

On April 23, 2003 Mercury Interactive Corporation (the “Company”) agreed to issue $500 million aggregate principal amount of its Zero Coupon Senior Convertible Notes Due 2008. The Company also granted an option to the initial purchaser of the notes to purchase an additional $100 million aggregate principal amount of the notes. A copy of the press release announcing the agreement is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by Mercury Interactive Corporation on April 24, 2003 announcing its agreement to offer Zero Coupon Senior Convertible Notes Due 2008.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2003	MERCURY INTERACTIVE CORPORATION

	By:	/s/ SUSAN J. SKAER
Susan J. Skaer
Vice President, General Counsel and Secretary